                                               DECLARATION OF TRUST
                                                        OF
                                         OPPENHEIMER TRANSITION 2010 FUND

                                         (a Massachusetts Business Trust)

                                             Dated as of June 5, 2006

                                                 TABLE OF CONTENTS

ARTICLE I - Name and Definitions

ARTICLE IV - Beneficial Interests; Shareholders

ARTICLE V - The Trustees

ARTICLE VI - Powers of Trustees

ARTICLE VII - Service Providers
         Section 7.1       Investment Adviser and Administrators........................................15
         Section 7.2       Underwriting; Transfer Agent; Shareholder Servicing Agent; Custodian ........15
         Section 7.3       Parties to Contract..........................................................15
         Section 7.4       Further Authority of Trustees................................................15

ARTICLE VIII - Distributions; Redemptions; Determination of Net Asset Value

ARTICLE IX - Limitation of Liability and Indemnification

ARTICLE X - Termination; Mergers and Sale of Assets

ARTICLE XI - Amendments; Filings; Copies; Miscellaneous

                                               DECLARATION OF TRUST
                                                        OF
                                         OPPENHEIMER TRANSITION 2010 FUND

     THIS  DECLARATION OF TRUST is made as of this 5th day of June,  2006 by the
Trustees hereunder;

     NOW,  THEREFORE,  the Trustees hereby declare that they will hold all cash, securities  and other  assets and  properties,  which the Trust may from time to time acquire in any manner,  IN TRUST,  and that they will manage and dispose of the same and manage the  affairs and  business  of the Trust upon the  following terms and  conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                                     ARTICLE I

                                               NAME AND DEFINITIONS

     Section 1. Name. This Trust shall be known as "OPPENHEIMER  TRANSITION 2010
FUND" and the Trustees  shall  conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. Definitions.  Whenever used herein, unless otherwise required by the context or  specifically  provided,  the following  terms have the following respective meanings:

     (a)  "By-Laws"  means the  By-Laws of the Trust  referred to in Section 6.8 hereof, as from time to time amended.

     (b) "Class" means the one or more Shares (as defined below) of the Trust as may be  established  and designated as a Class from time to time by the Trustees pursuant to Section 4.9(c) hereof.

     (c)  "Code"  means  the  Internal  Revenue  Code of 1986 (or any  successor statute),  as  amended  from  time  to  time,  and  the  rules  and  regulations thereunder, as adopted or amended from time to time.

     (d) "Commission" shall have the same meaning given to such term in the 1940
Act (as defined below).

     (e) "Declaration" means this Declaration of Trust as amended,  supplemented or amended and  restated  from time to time.  Reference in this  Declaration  of
Trust to "Declaration,"  "hereof,"  "herein," and "hereunder" shall be deemed to refer to this  Declaration  rather than exclusively to the article or section in which such words appear.

     (f) "He," "Him" and "His" shall include the feminine and neuter, as well as the masculine, genders.

     (g)  "Interested  Person" shall have the same meaning given to such term in the 1940 Act (as defined below).

     (h)  "1940  Act"  refers  to the  Investment  Company  Act of 1940 (and any successor  statute) and the rules thereunder,  all as amended from time to time, as may  apply  to the  Trust  or a  Class  thereof,  including  pursuant  to any exemptive,  interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.

     (i)  "Outstanding  Shares" means those Shares (as defined below) shown from time to time on the books of the Trust or its transfer  agent as then issued and outstanding, but shall not include Shares which have been redeemed, repurchased, cancelled or terminated by the Trust.

     (j)   "Person"   means  and   includes   natural   persons,   corporations,
partnerships,   limited   partnerships,   business  trusts,   limited  liability
partnerships,   statutory   trusts,   limited   liability   companies,   trusts,
associations,  joint ventures, estates, nominees and any other entity in its own or any representative  capacity,  whether or not legal entities, and governments and agencies and political  subdivisions  thereof, in each case whether domestic or foreign.

     (k)   "Prospectus"   means  the  prospectus  and  statement  of  additional
information  with  respect  to the Trust or one or more  Classes  thereof as the context shall require,  as contained in the most recent  effective  registration statement  filed with the  Commission  with  respect to the Trust or one or more
Classes  thereof,  as the same may be supplemented or modified from time to time in accordance with the requirements of the federal securities laws.

     (l) "Shareholder" means a record owner of Outstanding Shares.

     (m) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all  Classes  which may be  established  and  designated  by the  Trustees,  and includes fractions of Shares as well as whole Shares.

     (n) "Trust" refers to the voluntary  association with  transferable  shares established by this Declaration, as the same may be amended from time to time.

     (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

     (p)  "Trustees"  means,  at any time, the person or persons who have signed this  Declaration  and  all  other  persons  who may  from  time to time be duly qualified and serving as Trustees in accordance with the provisions of Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof,  and reference  herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their  capacities as Trustees hereunder.

                                                    ARTICLE II

                                            NATURE AND PURPOSE OF TRUST

     The  Trust  set  forth  in this  instrument  shall  be  deemed  made in the
Commonwealth of Massachusetts,  and it is created under and is to be governed by and construed and administered  according to the laws of said  Commonwealth as a voluntary  association  with  transferable  shares (commonly known as a business trust)  of the  type  referred  to in  Chapter  182 of the  General  Laws of the
Commonwealth  of  Massachusetts.  The Trust is not  intended to be, shall not be deemed to be, and shall not be treated  as, a general or a limited  partnership, joint venture,  corporation  or joint stock  company,  nor shall the Trustees or
Shareholders  or any of them for any  purpose  be deemed to be, or be treated in any way  whatsoever  as though they were,  liable or  responsible  hereunder  as partners or joint  venturers.  The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection  therewith and without  limiting the foregoing or the other provisions  hereof, the Trust may exercise all powers which are ordinarily exercised by a Massachusetts business trust.

                                                    ARTICLE III

                                   REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

     The name of the registered agent of the Trust is CT Corporation  System, at its office at [101 Federal Street in Boston, Massachusetts.  The principal place of business of the Trust is 6803 South  Tucson Way,  Centennial,  Colorado.  The
Trustees may, without the approval of Shareholders,  change the registered agent of the Trust and the principal place of business of the Trust.

                                                    ARTICLE IV

                                        BENEFICIAL INTERESTS; SHAREHOLDERS

     Section 4.1. Shares of Beneficial Interest.  The beneficial interest in the
Trust shall be divided into such Shares of beneficial interest, of such Classes, and of such  designations,  with par  values of $.001 per  share,  and with such rights,  preferences,  privileges,  limitations,  restrictions  and  such  other relative  terms as shall be determined by the Trustees,  from time to time.  The number of Shares is unlimited.  The Trustees shall have full power and authority to take  such  action  with  respect  to the  Shares  as the  Trustees  may deem desirable.

     Section 4.2. Issuance of Shares. (a) Shares may be issued from time to time to such Persons (including,  without limitation,  any Trustee, officer, or agent of the Trust or any Person in which a Trustee, officer or agent of the Trust has an interest)  either for cash or for such other  consideration  (which may be in any one or more instances a certain specified consideration or certain specified considerations)  and on such terms as the Trustees,  from time to time, may deem advisable,  and the Trust may, in connection with an issuance of Shares, acquire other assets  (including the acquisition of assets subject to, and in connection with,  the  assumption  of  liabilities),  and all  Shares so issued  hereunder, including  without  limitation  Shares issued in  connection  with a dividend in
Shares  or a split  or  reverse  split  of  Shares,  shall  be  fully  paid  and non-assessable. Notwithstanding the foregoing, the Trust shall have the right to refuse to issue Shares to any Person at any time and without any reason therefor whatsoever.

     (b) The Trust may issue  Shares  in  fractional  denominations  to the same extent as its whole  Shares,  and Shares in  fractional  denominations  shall be
Shares having,  proportionately to the respective fractions represented thereby, all the rights of whole  Shares,  including,  without  limitation,  the right to vote,  the  right  to  receive  dividends  and  distributions  and the  right to participate upon termination of the Trust.

     (c) Any Shares issued by the Trust which have been  purchased,  redeemed or otherwise reacquired by the Trust shall be retired  automatically and shall have the status of unissued Shares.

     Section 4.3 Rights of Shareholders.  The ownership of the Trust Property of every  description  and the right to conduct any  business  herein  described is vested  exclusively  in the Trustees.  The  Shareholders  shall have no right or title in or to the Trust  Property or to call for any  partition  or division of any  property,  profits,  rights or interests of the Trust and the  Shareholders shall have no interest therein other than the beneficial  interest  conferred by their Shares. The death, incapacity, dissolution,  termination, or bankruptcy of a  Shareholder  during the  continuance  of the Trust shall  neither  operate to terminate the Trust nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere  against the Trust or the
Trustees,  but shall  entitle  such  representative  only to the  rights of said
Shareholder under this Declaration.  Neither the Trust nor the Trustees, nor any
officer,  employee or agent of the Trust shall have any power to bind personally any  Shareholder,  or to call upon any Shareholder for the payment of any sum of money or assessment  whatsoever  other than such as the  Shareholder  may at any time personally agree to pay,  provided however that any sales loads or charges, redemption  fees,  account fees or any other fees or charges not  prohibited  as charges  to  Shareholders  under  applicable  law  shall  not be deemed to be an assessment  for the purposes of this  Declaration.  The Shares shall be personal property giving only the rights specifically set forth in this Declaration.  The holders  of Shares  shall  not,  as such  holders,  have any  right to  acquire, purchase  or  subscribe  for any Shares or  securities  of the Trust that it may hereafter  issue  or  sell,  or  have  any  preference,  preemptive,  appraisal, conversion or exchange rights, except as the Trustees may determine from time to time.  Every  Shareholder,  by  virtue  of  purchasing  Shares  and  becoming  a
Shareholder, shall be held to have expressly assented and agreed to the terms of this Declaration and shall be bound thereby.

     Section 4.4.  Ownership  and Transfer of Shares;  Small  Accounts.  (a) The
ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer  or similar  agent with  respect to such  Shares,  on the books and records of such transfer or similar agent with respect to such Shares, which  records shall be maintained  separately  for each Class of the Trust.  No certificates  representing the ownership of Shares shall be issued except as the
Trustees may otherwise  determine  from time to time. The Trustees may make such rules or impose such restrictions as they consider  necessary or appropriate for the issuance of Share certificates,  transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust,  shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.  No Shareholder shall be entitled to receive  any payment of a dividend or  distribution,  or to have notice  given to him as  provided  herein or in the  By-Laws,  until he has provided such  information  as shall be required to the Trust or, as applicable, the Trust's transfer or similar agent with respect to his Shares.

     (b) In the event any certificates  representing  Outstanding  Shares are at any  time  outstanding,  the  Trustees  may at any  time  or  from  time to time determine  that Shares shall no longer be represented  by  certificates,  and in
connection   therewith,   upon  written  notice  to  any   Shareholder   holding
certificates   representing  Outstanding  Shares,  such  certificates  shall  be cancelled,  provided  that such  cancellation  shall not affect the ownership by such Shareholder of such Shares, and following such cancellation,  ownership and transfer  of such  Shares  shall be  recorded  by book entry on the books of the
Trust or its transfer or similar agent.

     (c) The  Trustees  may  establish,  from time to time,  one or more minimum investment amounts for Shareholder  accounts,  which may differ within and among any  Class,  and  may  impose  account  fees  on  (which  may  be  satisfied  by involuntarily  redeeming the  requisite  number of Shares in any such account in the amount of such fee),  and/or  require the  involuntary  redemption of Shares held in, those  accounts the net asset value of which for any reason falls below such  established  minimum  investment  amounts,  or may  authorize the Trust to convert any such Shares in such account to Shares of another Class,  or take any other such action with  respect to minimum  investment  amounts as may be deemed necessary or appropriate by the Trustees,  in each case upon such terms as shall be established by the Trustees.

     Section 4.5. Voting by Shareholders.  (a)  Shareholders  shall not have the power to vote on any matter except:  (i) for the election or removal of Trustees to the extent and as provided in Article V hereof, and (ii) with respect to such additional  matters  relating  to the Trust as may be  required by law or as the
Trustees may consider and determine necessary or desirable.

     (b) Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder in entitled to vote, and each fractional  Share shall be entitled to a  proportionate  fractional  vote.  There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares of the
Trust or any  Class  are  issued,  the  Trustees  may  exercise  all  rights  of
Shareholders  of the Trust or such  Class and may take any  action  required  or permitted by law,  this  Declaration  or the By-Laws of the Trust to be taken by
Shareholders of the Trust or Class.

     (c) On any matter submitted to a vote of the Shareholders of the Trust, all
Shares of all Classes then entitled to vote shall be voted together, except that
(i) when  required by the 1940 Act to be voted by an  individual  Class,  Shares shall  be  voted by an  individual  Class,  and  (ii)  when  the  Trustees  have determined  that the matter affects only the interests of Shareholders of one or more Classes, only Shareholders of such one or more Classes shall be entitled to vote thereon.

     Section 4.6. Meetings.  Meetings of the Shareholders of the Trust or of any
one or more  Classes may be called and held from time to time for the purpose of
taking  action  upon  any  matter   requiring  the  vote  or  authority  of  the
Shareholders  as herein provided or upon any other matter deemed by the Trustees to be necessary  or  desirable.  The Trustees may set in the By-Laws  provisions relating  to the  calling  and  holding of  meetings  (including  the holding of meetings by  electronic  or other  similar  means),  notice of meetings,  record dates, place of meetings,  conduct of meetings, voting by proxy, postponement or adjournment of meetings and related matters.

     Section 4.7.  Quorum and Action.  (a) The  Trustees  shall set forth in the
By-Laws the quorum required for the transaction of business by the  Shareholders at a meeting,  which quorum shall in no event be less than the holders of thirty percent  (30%) of the Shares  entitled to vote at such  meeting.  If a quorum is present  when a duly  called and held  meeting  is  convened,  the  Shareholders present may continue to transact  business  until  adjournment,  even though the withdrawal of a number of Shareholders  originally  present leaves less than the proportion or number otherwise required for a quorum.

     (b) The  Shareholders  shall  take  action by the  affirmative  vote of the holders of Shares representing a majority, except in the case of the election of
Trustees  which shall only  require a  plurality,  of votes cast at a meeting of
Shareholders at which a quorum is present,  except as may be otherwise  required by applicable law or any provision of this Declaration or the By-Laws.

     Section 4.8. Action by Written Consent in Lieu of Meeting of  Shareholders.
Any action  required or permitted  to be taken at a meeting of the  Shareholders may be taken,  if so  directed  by the  Trustees,  without a meeting  by written action  executed by  Shareholders,  as of a record date  specified in accordance with the By-Laws,  holding not less than the minimum number of Shares that would have been  necessary to take the action at a meeting,  assuming  that all of the
Shareholders  entitled to vote on that  action  were  present and voting at that meeting.  The written action shall be effective when it has been executed by the requisite  number of  Shareholders  and delivered to the Secretary of the Trust, unless a different  effective  time is provided  in the written  action.  Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

     Section 4.9. Classes of Shares..  The Trustees hereby establish the Classes as listed on Schedule A hereto. The Trustees may from time to time authorize the division of Shares of the Trust into additional  Classes.  The relative  rights, preferences, privileges, limitations, restrictions and other relative terms of a
Class shall be established and designated by the Trustees and may be modified by the Trustees  from time to time.  All Shares of a Class shall be identical  with each other and with the Shares of each other  Class  except for such  variations between  Classes as may be  authorized by the Trustees from time to time and not prohibited by the 1940 Act, including,  without limitation, as to qualifications for ownership,  minimum purchase amounts,  minimum account size, purchase price, fees and  expenses,  right of  redemption,  and the  price,  terms and manner of redemption, conversion and exchange rights and special and relative rights as to dividends and on liquidation.  The number of authorized Shares of each Class and the number of Shares of each Class that may be issued  shall be  unlimited.  The
Trustees may divide or combine the issued  Shares of any Class into a greater or lesser number; classify or reclassify any issued Shares of any Class into one or more Classes; combine two or more Classes into a single Class; terminate any one or more Classes of Shares;  change the name or other designation of a Class; and
take such other  action  with  respect to the Classes as the  Trustees  may deem desirable.  To the  extent  necessary  or  appropriate  to  give  effect  to the preferences  and  special or  relative  rights and  privileges  or  expenses  or liabilities  of any Classes,  the Trustees  may  allocate  assets,  liabilities, income and  expenses of the Trust to a particular  Class or  apportion  the same among two or more Classes. All references to Shares in this Declaration shall be deemed to include  references to Shares of any or all Classes as the context may require.

     The  establishment  and  designation  of any Class of Shares  shall be made either by the vote of a majority  of the  Trustees  or upon the  execution  by a majority  of the  Trustees of an  instrument,  in each case  setting  forth such establishment  and  designation,  the effective date of such  establishment  and establishment and designation and the relative rights, preferences,  privileges, limitations,  restrictions  and  other  relative  terms of such  Class,  whether directly  in  such  resolution  or  instrument  or by  reference  to one or more documents or instruments  outside this  Declaration and outside the resolutions, as the  same  may be in  effect  from  time to time,  including  any  Prospectus relating  to such  Class.  Any such  instrument  executed  by a majority  of the
Trustees,  or, with respect to an establishment  and designation made by vote of the Trustees,  an instrument  setting  forth such  resolutions  and certified by either the  Secretary  or an  Assistant  Secretary of the Trust (in each case, a
"Designation"),  shall  further be filed in  accordance  with the  provisions of
Section 11.2 hereof.  Additions or  modifications  to a Designation,  including, without  limitation any termination of an existing Class, shall made in the same manner as is permitted for the establishment and designation of such Class.

     Section 4.10. Disclosure of Shareholder Holdings.  The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such  information  with  respect to direct and  indirect  ownership of Shares or other  securities of the Trust as the Trustees deem necessary to comply with the provisions  of the Code;  to comply  with the  requirements  of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be  disclosed by the Trust if so required by  applicable  law or as the Trustees may otherwise decide.

     Section  4.11.  Access to Trust  Records.  Except to the  extent  otherwise required by law, Shareholders shall only have such right to inspect the records, documents,  accounts  and books of the Trust as may be granted from time to time by the Trustees.

     Section  4.12.  Communications  with  Shareholders.  Any notices,  reports, statements,  or communications with Shareholders of any kind required under this
Declaration,  including  any  such  communications  with  Shareholders  or their counsel or other representatives required under Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the Trust  shall be governed by the provisions pertaining thereto in the By-Laws.

                                                     ARTICLE V

                                                   THE TRUSTEES

     Section 5.1. Management of the Trust. The business and affairs of the Trust shall be managed under the  direction of the  Trustees,  and they shall have all powers  necessary  and  desirable to carry out that  responsibility,  including, without limitation, those powers described more fully in Article VI hereof.

     Section 5.2.  Qualification  and Number.  Each  Trustee  shall be a natural person.  A Trustee  need not be a citizen of the United  States or a resident of the Commonwealth of Massachusetts. By a majority vote or consent of the Trustees as may then be in  office,  the  Trustees  may from time to time  establish  the number of Trustees.  No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 hereof.

     Section 5.3.  Term and  Election.  Except as provided in Section 5.4 below, each Trustee shall hold office until the next meeting of Shareholders called for the purpose of  considering  the election or re-election of such Trustee or of a successor  to such  Trustee,  and  until  his  successor,  if any,  is  elected, qualified and serving as a Trustee hereunder.  Any Trustee vacancy may be filled by the affirmative vote or consent of a majority of the Trustees then in office, except  as  prohibited  by the 1940  Act,  or,  if for any  reason  there are no
Trustees  then in office,  vacancies  may be filled by the officers of the Trust elected pursuant to Section  6.2(b)(iii)  hereof,  or may be filled in any other manner permitted by the 1940 Act.

     Section 5.4. Resignation, Retirement and Removal. Any Trustee may resign or retire as a Trustee by an instrument  in writing  signed by him and delivered or mailed  to the  Chair,  if  any,  the  President  or  the  Secretary,  and  such resignation or retirement  shall be effective upon such delivery,  or at a later date according to the terms of the  instrument.  The Trustees may adopt policies from  time to time  relating  to the terms of office  and or  retirement  of the
Trustees.  Any Trustee who has who has become incapacitated by illness or injury as determined by a majority of the other  Trustees or declared  incompetent by a court of appropriate  jurisdiction,  may be retired by written instrument signed by a majority of the other  Trustees.  Except as  aforesaid,  any Trustee may be removed  from  office  only (i) by  action of at least  two-thirds  (2/3) of the voting  power  of the  Outstanding  Shares,  or (ii) by the  action  of at least two-thirds  (2/3) of the  remaining  Trustees,  specifying  the date  when  such removal shall become  effective.  Except to the extent  expressly  provided in a written  agreement to which the Trust is a party or in a written  policy adopted by the  Trustees,  no resigning or removed  Trustee  shall have any right to any compensation for any period  following his resignation or removal,  or any right to damages on account of such resignation or removal.

     Section 5.5. Vacancies.  The death,  resignation,  retirement,  removal, or incapacity of one or more of the Trustees,  or all of them, shall not operate to annul the Trust or to revoke any existing  agency created  pursuant to the terms of this  Declaration.  Whenever a vacancy in the number of Trustees shall occur, until such  vacancy is filled as provided  herein,  or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers  granted to the Trustees,  and during the period during which any such vacancy shall occur,  only the Trustees then in office shall be counted for the  purposes  of the  existence  of a quorum or any  action to be taken by such
Trustees.

     Section  5.6.  Ownership  of Assets of the  Trust.  The assets of the Trust shall be held  separate and apart from any assets now or  hereafter  held in any capacity  other than as  Trustee  hereunder  by the  Trustees  or any  successor
Trustees.  All right, title and interest in the assets of the Trust shall at all times be  considered  as  automatically  vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee,  such Trustee shall  automatically  cease to have any right, title or  interest  in any of the  Trust  property,  and the  right,  title  and interest of such Trustee in the Trust property shall vest  automatically  in the remaining  Trustees.  Such  vesting and  cessation  of title shall be  effective without the  execution or delivery of any  conveyance  or other  instrument.  No
Shareholder  shall be deemed to have a  severable  ownership  in any  individual asset of the Trust or any right of partition or possession thereof.

                                                    ARTICLE VI

                                                POWERS OF TRUSTEES

     Section 6.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of  delegation,  except as may otherwise be expressly  prohibited by this
Declaration.  The  Trustees  shall  have the power to direct  the  business  and affairs of the Trust and carry on the Trust's  operations  and maintain  offices both  within  and  outside  the  Commonwealth  of  Massachusetts,  and  to do or
authorize  all such other things and execute or authorize  the  execution of all such instruments as they deem necessary, proper or desirable in order to promote the  interests  of the  Trust.  With  respect to any power or  authority  of the
Trustees  hereunder,  whether  stated or implied,  the  Trustees  shall have all further  powers  and  authority  as  may  be  necessary,  incidental,  relative, conducive,  appropriate  or desirable  for the  accomplishment,  carrying out or attainment  of  any  action  authorized  by  the  Trustees.  In  construing  the provisions of this Declaration,  the presumption shall be in favor of a grant of power to the Trustees.  Without limiting the foregoing,  the Trustees shall have power and  authority  to  operate  and carry on the  business  of an  investment company  and the  Trustees  shall  exercise  all the  powers  as are  necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a business trust.  The  enumeration  of any specific power herein shall not be construed as limiting  the  aforesaid  general  powers.  Such powers of the  Trustees  may be exercised without order of or resort to any court.  Whenever in this Declaration the  Trustees  are given  authority  to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action,  such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Class.

     Section 6.2. Certain  Specific Powers (a)  Investments.  The Trustees shall not  in  any  way be  bound  or  limited  by  present  or  future  laws,  rules, regulations, or customs in regard to investments by fiduciaries,  but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell,  terminate,  exercise or  otherwise  dispose of, to lend or to pledge,  to write,  enter  into,  engage,  trade  or  deal in any  and  all  investments  or investment  strategies as they may deem proper at any time and from time to time to  accomplish  the  purpose  of the  Trust.  In  furtherance  of, and in no way limiting,  the  foregoing,  the  Trustees  shall  have  power and  authority  to authorize the Trust:

     (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

     (ii) to hold any security or property in a form not  indicating  any trust, whether  in  bearer,  unregistered  or other  negotiable  form or  either in the
Trust's name or in the name of a custodian or a nominee or nominees;

     (iii) to  exercise  all  rights,  powers and  privileges  of  ownership  or interest in all  securities  and other  assets  included in the Trust  Property, including the right to vote thereon and  otherwise act with respect  thereto and to do all acts for the preservation,  protection, improvement and enhancement in value of all such assets;

     (iv) to  acquire  (by  purchase,  lease or  otherwise)  and to  hold,  use, maintain,  develop and dispose of (by sale or otherwise)  any property,  real or personal,  tangible or intangible,  including cash, securities,  currencies, any commodities, and any interest therein;

     (v) to borrow money for any purpose and in this  connection  issue notes or other evidence of indebtedness;

     (vi) to secure borrowings by mortgaging,  pledging or otherwise  subjecting as security all or any portion of the Trust Property;

     (vii) to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;

     (viii) to lend money or any other Trust Property;

     (ix)  to  aid  by  further  investment  any  corporation,  company,  trust, association  or firm,  any obligation of or interest in which is included in the
Trust  Property  or in the  affairs  of which the  Trustees  have any  direct or indirect interest;

     (x) to do all acts and things  designed  to protect,  preserve,  improve or enhance the value of such obligation or interest;

     (xi) to guarantee or become surety on any or all of the contracts,  stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

     (xii) to  consent  to or  participate  in any plan for the  reorganization, consolidation  or merger of any corporation or issuer,  any security or property of which is held in the Trust;

     (xiii) to consent to any contract,  lease,  mortgage,  purchase, or sale of property by such corporation or issuer;

     (xiv) to pay calls or  subscriptions  with respect to any security  held in the Trust; and

     (xv) to join with other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

     (b) Additional  Powers.  The Trustees shall have the power and authority on behalf of the Trust:

     (i) to employ,  engage or contract  with, or make payments to, such Persons as the Trustees may deem  desirable for the  transaction  of the business of the
Trust, including, without limitation, any Trustee or officer of the Trust or any firm of which any such  Trustee  or  officer  is a member,  whether as agents or independent contractors of the Trust, or as delegates of the Trustees, officers, or any other  Person who may be involved  with the  management  of the  business affairs of the Trust, to have such titles, and such rights, powers and duties as the  Trustees  may  determine  from  time to  time,  and to  terminate  any such employment, engagement or contract or other relationship;

     (ii) to authorize the Trust to enter into joint ventures,  partnerships and any other combinations or associations;

     (iii) to elect and remove such officers as they consider appropriate;

     (iv) to authorize the Trust to indemnify any person with whom the Trust has dealings,  including, without limitation, any investment adviser or sub-adviser, distributor,  administrator or  sub-administrator,  custodian or  sub-custodian, transfer agent or sub-transfer agent and selected dealers, to such extent as the
Trustees shall determine;

     (v) to authorize the Trust to purchase,  and pay for out of Trust Property,
(A) insurance policies insuring the Shareholders,  Trustees, officers, employees and any other Persons,  including,  without limitation,  any agents,  investment
advisers,   distributors,   administrators,   selected  dealers  or  independent
contractors of the Trust, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such
Person  against  such  liability,  (B)  insurance  for the  protection  of Trust
Property,  (C) insurance as may be required by applicable law, or (D) such other insurance as the  Trustees  shall deem  advisable,  in each case as the Trustees shall determine;

     (vi) to authorize  the Trust to establish  pension,  profit-sharing,  share purchase,  and other  retirement,  incentive  and benefit  plans,  including the purchasing of life insurance and annuity  contracts as a means of providing such retirement and other benefits, for any Trustees,  officers, employees and agents of the Trust;

     (vii) to  authorize  the Trust to  guarantee  indebtedness  or  contractual obligations of others;

     (viii) to determine  and change the fiscal year of the Trust and the method by which its accounts shall be kept;

     (ix) to adopt a seal for the Trust,  but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

     (x) to engage in any other  lawful act or  activity in  connection  with or incidental to any of the powers enumerated in this Declaration, to do everything necessary,  suitable  or proper  for the  accomplishment  of any  purpose or the attainment  of any  object or the  furtherance  of any power  herein  set forth, either alone or in association  with others,  and to do every other act or thing incidental or  appurtenant  to or growing out of or connected with the aforesaid business or purposes, objects or powers.

     (c) The foregoing  enumeration  of the powers and authority of the Trustees shall be read as broadly and  liberally as possible,  it being the intent of the foregoing in no way to limit the Trustees' powers and authority.

     Section 6.3. Issuance and Repurchase of Shares. The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire,  hold,  resell,  reissue,  dispose of, transfer,  and otherwise deal in
Shares and in any options,  warrants or other  rights to purchase  Shares or any other interests in the Trust other than Shares.

     Section  6.4.  Delegation;  Committees.  The  Trustees  shall have power to delegate  from  time to time to one or more  of  their  number  or to  officers, employees  or agents of the Trust the doing of such things and the  execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise  as the  Trustees  may  deem  expedient,  except  to the  extent  such delegation is prohibited by the 1940 Act.

     Without limiting the foregoing,  and  notwithstanding any provisions herein to the contrary, the Trustees may by resolution appoint committees consisting of one or more,  or the whole  number  of,  Trustees  then in office and such other members as the Trustees shall approve,  which committees may be empowered to act for and bind the Trustees and the Trust,  as if the acts of such committees were the acts of all the Trustees then in office.

     Section 6.5.  Collection and Payment.  The Trustees shall have the power to authorize the Trust or its agents to: collect all money or other property due to the Trust; to pay all claims,  including taxes,  against the Trust Property;  to prosecute,  defend, arbitrate,  compromise or abandon any claims relating to the
Trust Property; to foreclose any security interest securing any obligations,  by virtue of which any money or other  property is owed to the Trust;  and to enter into releases,  agreements and other instruments; but the Trustees shall have no liability for failing to authorize the Trust to do any of the foregoing.

     Section 6.6.  Expenses.  The Trustees shall have the power to authorize the
Trust to incur and pay any expenses which,  in the opinion of the Trustees,  are necessary or incidental to carry out any of the purposes of this Declaration, to pay  compensation  from the funds of the Trust to  themselves as Trustees and to reimburse  themselves  from the  funds  of the  Trust  for  their  expenses  and disbursements.  The  Trustees  shall  fix  the  compensation  of  all  officers, employees and Trustees.

     Section 6.7. Manner of Acting.  Except as otherwise provided herein,  under applicable law or in the By-Laws,  any action to be taken or determination  made by the Trustees may be taken or made by a majority of the Trustees  present at a meeting of Trustees (a quorum  being  present),  including  any meeting  held by means of a conference telephone circuit or similar  communications  equipment by means of which all persons  participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination  may be made by reference to one or more  documents or instruments or policies or procedures  outside this  Declaration and outside the resolutions of the  Trustees.  Except as set forth  specifically  in this  Declaration,  any action  that  may be taken by the  Trustees  may be taken by them in their  sole discretion and without the vote or consent of Shareholders.

     Section 6.8. By-Laws.  The Trustees may adopt By-Laws not inconsistent with this  Declaration  to provide for the  conduct of the  business of the Trust and shall have the exclusive power to amend or repeal such By-Laws.

     Section 6.9. Principal  Transactions.  Except in transactions not permitted by the 1940 Act, the Trustees may authorize  the Trust to buy any  securities or other  assets from or sell or lend any  securities  or other assets of the Trust to, any  affiliate  of the Trust or any account  managed by an  affiliate of the
Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as  principal,  or have any such dealings with any
investment   adviser   (or   sub-adviser),    distributor,   administrator   (or
sub-administrator),    custodian   (or   sub-custodian),   transfer   agent   or
(sub-transfer  agent) or  affiliate  of the Trust or any  account  managed by an affiliate of the Trust.

     Section  6.10.  Effect of  Trustees'  Determination.  Any  action  taken or determination made by or pursuant to the direction of the Trustees in good faith and  consistent  with the  provisions  of this  Declaration  shall be final  and conclusive  and shall be  binding  upon the Trust,  every  holder at any time of
Shares and any other Person.

                                                    ARTICLE VII

                                                 SERVICE PROVIDERS

     Section 7.1. Investment Adviser and Administrator. The Trust may enter into contracts  with one or more Persons,  to act as investment  adviser,  investment sub-adviser,  manager,  administrator,  sub-administrator or other agent, and as such to perform such  functions as the Trustees may deem  reasonable and proper,
including,  without  limitation,   investment  advisory,  management,  research,
valuation of assets, clerical and administrative functions, under such terms and conditions,  and for such compensation,  as the Trustees may deem advisable. The
Trustees may also  authorize  any adviser or  sub-adviser  to employ one or more sub-advisers  from  time to time and any  administrator  to  employ  one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

     Section 7.2.  Underwriter;  Transfer Agent;  Shareholder  Servicing  Agent;
Custodian.  The Trust may enter into a contract  or  contracts  with one or more
Persons to act as  underwriters,  distributors  or placement  agents whereby the
Trust  may  either  agree to sell  Shares of the Trust or any Class to the other party or parties to the  contract  or appoint  such other  party or parties  its sales  agent or agents for such  Shares and with such  other  provisions  as the
Trustees  may deem  reasonable  and proper,  and the Trust may from time to time enter into transfer agency,  sub-transfer  agency and/or  shareholder  servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

     All  securities  and cash of the Trust shall be held  pursuant to a written contract or contracts  with one or more  custodians and  subcustodians  or shall otherwise be held in accordance with the 1940 Act.

     Section 7.3. Parties to Contract.  Any contract of the character  described in this  Article  VII may be entered  into with any Person,  including,  without limitation,  the investment adviser, any investment  sub-adviser or an affiliate of the investment adviser or sub-adviser,  although one or more of the Trustees, officers,  or  Shareholders of the Trust may be an officer,  director,  trustee, shareholder,  or  member  of such  other  party to the  contract,  or  otherwise interested  in such  contract,  and no such  contract  shall be  invalidated  or rendered voidable by reason of the existence of any such relationship, nor shall any  Person  holding  such  relationship  be  liable  merely  by  reason of such relationship  for any loss or  expense  to the Trust  under or by reason of said
contract  or  accountable  for  any  profit  realized   directly  or  indirectly
therefrom,  provided  that the contract  when entered into was not  inconsistent with the provisions of this Article VII or the By-Laws. The same Person may be a party to more than one contract  entered  into  pursuant to this Article VII and any  individual  may be  financially  interested  or otherwise  affiliated  with
Persons who are parties to any or all of the contracts mentioned in this Article
VII.

     Section 7.4. Further  Authority of Trustees.  The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other  agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of,  supplement,  assign all or a portion of, novate, or terminate such  contracts,  agreements or  arrangements.  The  enumeration of any specific contracts  in this  Article VII shall in no way be deemed to limit the power and authority of the  Trustees as set forth in Section 6.2 hereof to  authorize  the
Trust to employ,  contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                                                   ARTICLE VIII

     DISTRIBUTIONS; REDEMPTIONS; DETERMINATION OF NET ASSET VALUE

     Section 8.1. Distributions.  The Trustees may from time to time declare and authorize  the payment of, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time or frequency,  which may be monthly
or  otherwise,   for  the   declaration  and  payment  of,  such  dividends  and
distributions  on Shares of a  particular  Class as they may deem  necessary  or desirable,  after  providing  for actual and accrued  expenses  and  liabilities
(including such reserves as the Trustees may establish) determined in accordance with good accounting  practices.  All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class held by such Shareholders at the date and time of record for the payment of such dividends or  distributions, subject to any  variations  with respect to Classes of Shares,  if any, and in a manner consistent with the 1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property,  and the composition of any such distribution  shall be  determined  by the Trustees  and may be different  among
Shareholders (including differences among Shareholders in the same Class).

     Section  8.2.  Redemption  of  Shares.  All  shares of the  Trust  shall be redeemable,  at the  redemption  price  determined in the manner set out in this
Declaration. The Trust shall redeem the Shares of the Trust or any Class thereof at the price  determined as hereinafter  set forth,  at such offices or agencies and in accordance  with such  conditions,  not  inconsistent  with the 1940 Act, regarding  the  redemption  of  Shares  as may be  described  in the  applicable
Prospectus.

     Section 8.3.  Redemption  Price.  Shares of each Class shall be redeemed at their net asset value  determined  as set forth in Section 8.7 hereof as of such time as the Trustees shall have  theretofore  prescribed,  less such fees and/or charges, if any, as may be established by the Trustees from time to time.

     Section  8.4.  Payment.  Payment of the  redemption  price of Shares of any
Class shall be made in cash or in property or any combination  thereof,  and the composition of any such payment may be different among  Shareholders  (including differences  among  Shareholders  in the same  Class),  at such  time and in the manner as may be specified from time to time in the applicable Prospectus. In no event  shall  the  Trust  be  liable  for  any  delay  of any  other  person  in transferring  securities or other property  selected for delivery as all or part of any such payment.

     Section  8.5.  Redemption  of  Shareholder's  Interest  By Action of Trust.
Subject to the  provisions  of the 1940 Act, the Trust may redeem some or all of the Shares of the Trust or one or more Classes held by any  Shareholder  for any reason and under terms set by the  Trustees,  including by way of  illustration, for the following reasons:

     (a) the value of such Shares held by such  Shareholder  being less than the minimum investment amount established from time to time by the Trustees;

     (b) the  determination  that direct or indirect  ownership of Shares by any person has become  concentrated  in such  Shareholder  to any extent  that would disqualify the Trust as a regulated investment company under the Code;

     (c) the failure of a Shareholder  to supply a tax  identification  or other identification or if the Trust is unable to verify a Shareholder's identity,

     (d) the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder;

     (e) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Class;

     (f) the payment of account fees or other charges,  expenses  and/or fees as set by the Trustees,  including without limitation any minimum investment amount fees permitted by Section 4.4 hereof;

     (g) the determination that ownership of Shares by a particular  Shareholder is not in the best  interests  of the  remaining  Shareholders  of the  Trust or applicable Class;

     (h) the failure of a holder of Shares or other  securities  of the Trust to comply with a demand pursuant to Section 4.10 hereof;

     (i) in connection with the termination of any Class; or

     (j) when the  Trust is  requested  or  compelled  to do so by  governmental authority or applicable law.

     Section  8.6.  Suspension  of  Right  of  Redemption.  Notwithstanding  the
foregoing,  the Trust  may  postpone  payment  of the  redemption  price and may suspend the right of the holders of Shares to require the Trust to redeem Shares to the extent permissible under the 1940 Act.

     Section  8.7.  Determination  of Net Asset  Value;  Valuation  of Portfolio
Assets.  The Trustees may from time to time  prescribe  such bases and times for determining  the per  Share net  asset  value of the  Shares of the Trust or any
Class  thereof  and may  prescribe  or approve  the  procedures  and methods for determining  the  value  of  portfolio  assets  as they may  deem  necessary  or desirable.

     The Trust may  suspend  the  determination  of net asset  value  during any period  when it may  suspend  the right of the  holders of Shares to require the
Trust to redeem Shares.

     Section 8.8.  Constant Net Asset Value.  If the Trust holds itself out as a money market or stable value fund,  the Trustees  shall have the power to reduce the number of  Outstanding  Shares of the Trust by reducing the number of Shares in the account of each  Shareholder  on a pro rata basis,  or to take such other measures as are not  prohibited by the 1940 Act, so as to maintain the net asset value per share of the Trust at a constant dollar amount.

     Section 8.9 Reserves. The Trustees may set apart, from time to time, out of any funds of the  Trust or funds  allocable  to a Class  thereof,  a reserve  or reserves for any proper purpose, and may abolish any such reserve.

     Section  8.10.  Determination  by  Trustees.  The  Trustees  may  make  any determinations  they deem  necessary  with  respect  to the  provisions  of this
Article VIII,  including,  but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from  dividends,  capital  gains,  interest or other sources  for any period and the amount of assets at any time  legally  available for the payment of dividends or distributions;  which items are to be treated as income and which as capital; the amount, purpose, time of creation,  increase or decrease,  alteration  or  cancellation  of any  reserves  or  charges  and  the propriety  thereof  (whether or not any  obligation  or liability for which such reserves or charges were created shall have been paid or discharged); the market value,  or any other price to be applied in determining the market value, or the fair value,  of any  security  or other  asset  owned or held by the Trust;  the number of Shares of the Trust issued or issuable; the net asset value per Share;
and any of the foregoing matters as it may pertain to any Class.

                                                    ARTICLE IX

                                    LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 9.1. No Personal Liability of and  Indemnification of Shareholders.
No personal liability for any debt,  liability or obligation or expense incurred by,  contracted  for, or  otherwise  existing  with respect to, the Trust or any
Class shall attach to any  Shareholder or former  Shareholder  of the Trust.  In case any  Shareholder  or former  Shareholder  of the Trust  shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason,  the  Shareholder or former  Shareholder (or his heirs,  executors,  administrators or other legal representatives  or in the case of a corporation or other entity,  its corporate or other general  successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified  against all loss and expense arising from such liability;  provided, however, there shall be no liability or obligation of the Trust  arising  hereunder to  reimburse  any  Shareholder  for taxes paid by reason of such  Shareholder's  ownership of any Shares or for losses suffered by reason of any  changes  in value of any Trust  assets.  The  Trust  shall,  upon request by the  Shareholder  or former  Shareholder,  assume the  defense of any claim made against the  Shareholder  for any act or  obligation of the Trust and satisfy any judgment thereon.

     Section  9.2.  Limitation  of  Liability  of Trustees  and  Others.  (a) No
Liability to Third Parties. No person who is or has been a Trustee,  officer, or employee of the Trust shall be subject to any personal  liability  whatsoever to any person,  other than the Trust or its  Shareholders,  in connection  with the affairs of the Trust;  and all persons  shall look solely to the Trust  Property for  satisfaction of claims of any nature arising in connection with the affairs of the Trust.

     Every note, bond, contract,  instrument,  certificate, Share or undertaking and every other act or thing whatsoever  executed or done by or on behalf of the
Trust or the  Trustees  or any of them in  connection  with the  Trust  shall be conclusively  deemed to have been  executed  or done only in or with  respect to their or his or her  capacity as Trustees or Trustee and neither such Trustee or
Trustees nor the Shareholders shall be personally liable thereon.

     All  persons  extending  credit  to,  contracting  with or having any claim against the Trust  shall look only to the assets of the Trust for payment  under such credit,  contract or claim;  and neither the Shareholders nor the Trustees, nor any of the Trust's officers,  employees or agents,  whether past, present or future, shall be personally liable therefore.

     (b) Limitation of Liability to Trust and Shareholders.  No person who is or has been a Trustee,  officer  or  employee  of the Trust  shall be liable to the
Trust or to any Shareholder,  Trustee, officer,  employee, or agent of the Trust for any action or failure to act  (including  without  limitation the failure to compel in any way any former or acting  Trustee to redress  any breach of trust)
except for his or her own bad faith,  willful  misfeasance,  gross negligence or reckless  disregard  of  his or  her  duties  involved  in  the  conduct  of the individual's  office, and for nothing else and shall not be liable for errors of judgment or mistakes of fact or law.

     (c) No  Liability  for  Acts of  Others.  Without  limiting  the  foregoing limitations  of liability  contained in this Section 9.2, a Trustee shall not be responsible  for or liable in any event for any  neglect  or  wrongdoing  of any officer,  employee,  investment  adviser,  sub-adviser,  principal  underwriter, custodian or other agent of the Trust,  nor shall any Trustee be  responsible or liable  for the act or  omission  of any other  Trustee  (or for the  failure to compel in any way any former or acting  Trustee to redress any breach of trust), except in the case of such Trustee's own willful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     (d)  Notice  in  Instruments.   Every  note,  bond,  contract,  instrument,
certificate or undertaking  made or issued by the Trustees or by any officers or officer on behalf of the Trust  shall give notice  that this  Declaration  is on file with the Secretary of State of the  Commonwealth  of  Massachusetts,  shall recite  that the same was  executed or made by or on behalf of the Trust by them as Trustees or as officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further  recitals as they or he or she may deem  appropriate,  but the  omission thereof  shall not operate to bind any  Trustees  or  officers  or  Shareholders individually.

     Section 9.3. Experts;  No Bond or Surety. The Trustees may rely upon advice of counsel or other  experts with  respect to the meaning and  operation of this
Declaration  and  their  duties  as  Trustees  hereunder,  and shall be under no liability for any act or omission in accordance  with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer  appointed by them, any independent  registered  public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any  other  party to any  contract  entered  into  hereunder.  The  appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a  committee  of the  Trustees,  an  expert on any topic or in any area
(including  an  audit  committee  financial  expert),  or the  lead  independent
Trustee,  or any other special  appointment,  designation or identification of a
Trustee,  shall not impose on that person any standard of care or liability that is greater  than that  imposed on that person as a Trustee in the absence of the appointment,  designation  or  identification,  and no Trustee  who has  special skills or  expertise,  or is  appointed,  designated or identified as aforesaid, shall be held to a higher  standard of care by virtue thereof.  In addition,  no appointment,  designation  or  identification  of a Trustee as  aforesaid  shall affect in any way that Trustee's  rights or entitlement  to  indemnification  or advancement of expenses.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 9.4. Liability of Third Persons Dealing with the Trust or Trustees.
No  person  dealing  with the Trust or the  Trustees  shall be bound to make any inquiry  concerning  the validity of any  transaction  made or to be made by the
Trust or Trustees or to see to the  application of any payments made or property transferred to the Trust or upon its order.

     Section 9.5.  Indemnification  and Advancement of Expenses.  Subject to the
exceptions and  limitations  contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents  of  another  organization  in  which  the  Trust  has an  interest  as a shareholder,  creditor  or  otherwise  (hereinafter  referred  to as a  "Covered
Person"),  shall be indemnified by the Trust to the fullest extent  permitted by law against  liability and against all expenses  reasonably  incurred or paid by him or in  connection  with any claim,  action,  suit or  proceeding in which he becomes  involved as a party or  otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

     No  indemnification  shall be provided hereunder to a Covered Person to the extent such  indemnification  is prohibited  by applicable  federal law, as such rights are determined by the Trustees or counsel to the Trustees.

         The rights of indemnification herein provided may be insured against by policies maintained by the
Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim,  action,  suit or  proceeding  subject to a claim for indemnification  under this  Section 9.5 shall be advanced by the Trust prior to final disposition  thereof upon receipt of an undertaking by or on behalf of the recipient  to repay such amount if it is  ultimately  determined  that he is not entitled to indemnification under this Section 9.5.

     To the extent that any determination is required to be made as to whether a
Covered Person engaged in conduct for which  indemnification  is not provided as described  herein,  or as to whether  there is reason to believe  that a Covered
Person  ultimately  will be found  entitled  to  indemnification,  the Person or
Persons  making the  determination  shall afford the Covered Person a rebuttable presumption  that the Covered  Person has not  engaged in such  conduct and that there is reason to believe  that the  Covered  Person  ultimately  will be found entitled to indemnification.

     As used in this  Section  9.5,  the  words  "claim,"  "action,"  "suit"  or
"proceeding" shall apply to all claims, demands, actions, suits, investigations, regulatory  inquiries,  proceedings or any other occurrence of a similar nature, whether  actual or threatened  and whether civil,  criminal,  administrative  or other, including appeals, and the words "liability" and "expenses" shall include
without  limitation,   attorneys'  fees,  costs,  judgments,   amounts  paid  in
settlement, fines, penalties and other liabilities.

     Section 9.6. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise  under law or prevent the Trust from  entering into any  contract to provide  indemnification  to any  Covered  Person or other
Person.  Without  limiting the foregoing,  the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a merger or consolidation  pursuant to Section 10.2 hereof,  assume the obligation to indemnify  any Person  including a Covered  Person or  otherwise  contract to provide such  indemnification,  and such indemnification shall not be subject to the terms of this Article IX.

     Section 9.7. Amendments and Modifications.  Without limiting the provisions of Section  11.1(b)  hereof,  in no event will any  amendment,  modification  or change to the provisions of this Declaration or the By-Laws  adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section
9.5  hereof in  connection  with any  proceeding  in which such  Covered  Person becomes  involved  as a party or  otherwise  by virtue of being or having been a
Trustee,  officer or employee of the Trust or (b) any insurance  payments  under policies  maintained  by the Trust,  in either  case with  respect to any act or omission of such  Covered  Person that  occurred or is alleged to have  occurred prior to the time such amendment,  modification or change to this Declaration or the By-Laws.

     Section 9.8. Derivative Actions.  (a) The purpose of this Section 9.8 is to protect  the  interests  of the Trust and its  Shareholders  by  establishing  a process  that  will  permit  legitimate  inquiries  and  claims  to be made  and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious  shareholder demands and derivative actions.

     (b) No  Shareholder  may bring a derivative or similar action or proceeding in the  right of the Trust or any Class to  recover a  judgment  in its favor (a
"derivative action") unless each of the following conditions is met:

     (i) Each complaining  Shareholder was a Shareholder of the Trust and of any
Class on behalf of or in the right of which the derivative action is proposed to be brought  (the  "affected  Class") at the time of the action or failure to act complained  of, or acquired  the Shares  afterwards  by  operation of law from a
Person who was a Shareholder at that time;

     (ii) Each complaining Shareholder was a Shareholder of the Trust and of any
affected Class at the time the demand required by  subparagraph  (iii) below was made;

     (iii) Prior to the commencement of such derivative  action, the complaining
Shareholders  have made a written  demand on the  Trustees  requesting  that the
Trustees cause the Trust to file the action itself on behalf of the Trust or the affected Class (a "demand"),  which demand (A) shall be executed by or on behalf of  no  less  than  five  complaining  Shareholders,  each  of  which  shall  be unaffiliated  and unrelated  (by blood or by marriage) to any other  complaining
Shareholder  executing  such written  demand and (B) shall  include at least the following:

     (1) a detailed  description  of the action or failure to act complained of, the facts upon which each such  allegation is made and the reasonably  estimated damages or other relief;

     (2) a statement to the effect that the complaining  Shareholders believe in good faith that they will  fairly and  adequately  represent  the  interests  of similarly  situated  Shareholders  in  enforcing  the  right of the Trust or the affected Class and an explanation of why the  complaining  Shareholders  believe that to be the case;

     (3) a certification that the requirements of sub-paragraphs (i) and (ii) of this paragraph (b) have been met, as well as information  reasonably designed to allow the Trustees to verify that certification;

     (4) a list of all other  derivative  or class  actions  in which any of the complaining  Shareholders is or was a named  plaintiff,  the court in which such action was filed, the date of filing,  the name of all counsel to any plaintiffs and the outcome or current status of such actions;

     (5) a certification  of the number of Shares of the Trust and each affected
Class owned  beneficially  or of record by each  complaining  Shareholder at the time set forth in  clauses  (i),  (ii) and (iii) of this  subsection  (b) and an undertaking that each complaining Shareholder will be a Shareholder of the Trust or the affected  Class as of the  commencement  of and throughout the derivative action  and will  notify the Trust in  writing  of any sale,  transfer  or other disposition  by any of the  complaining  Shareholders  of any such Shares within three business days thereof; and

     (6) an  acknowledgment  of the provisions of paragraphs (d) and (e) of this
Section 9.8 below;

     (iv) Shareholders  owning Shares representing at least five percent (5%) of the voting  power of the Trust or the  affected  Class must join in bringing the derivative action; and

     (v) A copy of the  proposed  derivative  complaint  must be  served  on the
Trust,  assuming the requirements of sub-paragraphs  (i) through (iv) above have already  been met and the  derivative  action has not been barred in  accordance with paragraph (c)(1) below.

     (c)  Within  90  calendar  days  of the  receipt  of a  Shareholder  demand submitted in accordance  with the  requirements  above,  those  Trustees who are independent for purposes of considering the demand (the "independent  Trustees")
will  consider,  with the  assistance  of counsel  who may be  retained  by such
Trustees on behalf and at the expense of the Trust,  the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected  Class,  as  applicable.  If, during this 90-day  period,  those independent  Trustees  conclude that a determination  as to the maintenance of a suit cannot  reasonably  be made  within the 90-day  period,  those  independent
Trustees may extend the 90-day  period by a period of time that the  independent
Trustees   consider   will  be   sufficient  to  permit  them  to  make  such  a
determination, not to exceed 60 calendar days from the end of the initial 90-day period  (such  90-day  period,  as may be extended as  provided  hereunder,  the
"review period").  Notice of any such decision to extend the review period shall be sent in  accordance  with  the  provisions  of  Section  4.12  hereof  to the complaining  Shareholders,  or,  the  Shareholders'  counsel if  represented  by counsel,  in writing  within five  business  days of any  decision to extend the period.  Trustees who are not deemed to be  Interested  Persons of the Trust are deemed  independent for all purposes,  including for the purpose of approving or dismissing a derivative action. A Trustee otherwise  independent for purposes of considering  the demand shall not be considered not to be independent  solely by virtue of (i) the fact that such Trustee  receives  remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more  investment companies with the same or an affiliated investment adviser or underwriter, (ii)
the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential  defendant  or  witness,  or (iv) the fact that the
Trustee  approved the act being  challenged in the demand if the act resulted in no  material  personal  benefit  to the  Trustee  or, if the  Trustee  is also a
Shareholder, no material personal benefit that is not shared pro rata with other
Shareholders.

     (1) If the  demand  has been  properly  made  under  paragraph  (b) of this
Section 9.8, and a majority of the  independent  Trustees  have  considered  the merits of the claim and have determined that  maintaining a suit would not be in the best interests of the Trust or the affected Class, as applicable, the demand shall be rejected  and the  complaining  Shareholders  shall not be permitted to maintain a derivative  action  unless they first  sustain the burden of proof to the court that the decision of the Trustees not to pursue the  requested  action was not a good faith exercise of their business judgment on behalf of the Trust.
If upon such consideration a majority of the independent Trustees determine that such a suit should be  maintained,  then the  appropriate  officers of the Trust shall either cause the Trust to commence  that suit and such suit shall  proceed directly rather than  derivatively,  or permit the  complaining  Shareholders to proceed  derivatively,  provided  however  that  any  counsel  representing  the interests of the Trust or the affected  Class shall be approved by the Trustees.
The  Trustees,  or the  appropriate  officers  of the  Trust,  shall  inform the complaining Shareholders of any decision reached under this sub-paragraph (1) by sending in accordance  with the provisions of Section 4.12 hereof written notice to each complaining Shareholder, or the Shareholder's counsel, if represented by counsel, within five business days of such decision having been reached.

     (2)  If  notice  of a  decision  has  not  been  sent  to  the  complaining
Shareholder or the Shareholder's  counsel within the time permitted by paragraph
(1) above, and  sub-paragraphs  (i) through (v) of paragraph (b) above have been complied  with,  the  complaining  Shareholders  shall  not be  barred  by  this
Declaration from commencing a derivative action.

     (d)  A  complaining  Shareholder  whose  demand  is  rejected  pursuant  to paragraph  (c)(1)  above  shall  be  responsible  for  the  costs  and  expenses
(including  attorney fees) incurred by the Trust in connection  with the Trust's consideration  of the  demand if a court  determines  that the  demand  was made without reasonable cause or for an improper purpose. A Shareholder who commences or  maintains  a  derivative  action  in  violation  of this  Section  9.8 shall reimburse  the  Trust for the costs and  expenses  (including  attorneys'  fees)
incurred by the Trust in  connection  with the action if the action is dismissed on the  basis of the  failure  to  comply  with  this  Section  9.8.  If a court determines that any derivative action has been brought without  reasonable cause or for an improper purpose,  the costs and expenses (including  attorneys' fees)
incurred  by the  Trust  in  connection  with the  action  shall be borne by the
Shareholders who commenced the action.

     (e) The Trust shall be responsible for payment of attorneys' fees and legal expenses  incurred by a complaining  Shareholder  in any  circumstances  only if required by law. Any  attorneys'  fees so incurred by a complaining  Shareholder that the  Trust  is  obligated  to pay on the  basis of  hourly  rates  shall be calculated using reasonable hourly rates.

                                                     ARTICLE X

     TERMINATION; MERGERS AND SALE OF ASSETS

     Section  10.1.  Termination  of Trust or Class.  (a) Unless  terminated  as provided herein,  the Trust shall continue without limitation of time. The Trust or any Class of the  Trust  may be  terminated  at any time by the  Trustees  by written  notice to the  Shareholders  of the Trust or such Class as the case may
be.

     (b) Upon the  requisite  action of the Trustees to  terminate  the Trust or such Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities,  whether due or accrued or anticipated, as may be determined by the Trustees,  which may include the  establishment  of a  liquidating  trust or similar  vehicle,  the Trust shall,  in accordance  with such  procedures as the
Trustees  consider  appropriate,  reduce  the  remaining  assets of the Trust or assets of the Trust allocable to the particular  Class thereof to  distributable form in cash or other securities, or any combination thereof, and distribute the proceeds  to the  Shareholders  of the  Shares of the Trust or such Class in the manner  determined by the Trustees,  provided that  Shareholders of a particular
Class  shall be  entitled  to  receive a pro rata share of the net assets of the
Trust allocable to such Class only.  Thereupon,  the Trust or the affected Class shall  terminate,  and the Trustees and the Trust shall be discharged of any and all further  liabilities and duties relating thereto or arising  therefrom,  and the right,  title, and interest of all parties with respect to the Trust or such
Class shall be canceled and  discharged.  The Trustees shall file or cause to be filed any  instruments as may be required to be filed with the  Commonwealth  of
Massachusetts or any other governmental office where such filing may be required in connection with the termination of the Trust or any Class thereof.

     Section 10.2.  Sale of Assets;  Reorganization.  The Trustees may authorize the Trust or any Class  thereof  to sell,  lease,  transfer,  pledge,  exchange, convey or dispose of all or  substantially  all of the Trust Property (or all or substantially all of the Trust Property allocated to such Class),  including its good will,  to any one or more  business  trusts or other  business  entities or series  or  classes  thereof  upon  such  terms  and  conditions  and  for  such consideration  (which  may  include  the  assumption  of  some  or  all  of  the outstanding obligations and liabilities, accrued or contingent, whether known or unknown,  of the Trust or such Class).  Without  limiting the  generality of the foregoing,  this  provision  may be  utilized  to permit  the Trust or any Class thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

     Section 10.3.  Combination of Classes.  The authority of the Trustees under this  Article X with  respect to the  merger,  consolidation,  sale of assets or reorganization  of any Class of the Trust is in addition to the authority of the
Trustees  under  Section 4.9 hereof to combine two or more  Classes of the Trust into a single Class.

                                                    ARTICLE XI

                                        AMENDMENTS; FILINGS; MISCELLANEOUS

     Section 11.1. Amendments to Declaration.  (a) The Trustees may by vote of a majority  of the  Trustees  then in office  amend or  otherwise  supplement  the
Declaration  by making an  amendment,  a Declaration  supplemental  hereto or an amended and restated  Declaration,  provided,  however, that an amendment to any provision of Article V hereof shall require the vote of two-thirds  (2/3) of the
Trustees then in office.

     (b) Nothing  contained in this  Declaration  shall permit the  amendment of this  Declaration to impair the exemption from personal  liability of any Person who is or has been a Shareholder, Trustee, officer, or employee of the Trust, or limit the rights to  indemnification  or  insurance  provided in Article IX with respect to actions or omissions  of persons  entitled to  indemnification  under such Article prior to such amendment.

     Section 11.2. Filings; Copies of Declaration;  Counterparts;  Headings. The
original or a copy of this instrument and of each amendment  and/or  restatement hereto shall be kept in the office of the Trust where it may be inspected by any
Shareholder.  A  copy  of  this  instrument,  any  amendment  thereto,  and  any
Designation executed in accordance with Section 4.9 hereof shall be filed by the
Trustees with the Secretary of the Commonwealth of Massachusetts, as well as any other  governmental  office where such filing may from time to time be required, provided,  however,  that  the  failure  to so file  will  not  invalidate  this instrument,  any properly  authorized  amendment hereto, or Designation.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the
Trust as to whether or not any such  amendments,  restatements  or  Designations have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or  Trustee  of the Trust to be a copy of this  instrument  or of any such amendments,  restatements or Designations.  This instrument may be executed in any  number of  counterparts,  each of which  shall be  deemed  an  original.
Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

     Section 11.3. Trustees May Resolve  Ambiguities.  The Trustees may construe any of the provisions of this  Declaration  insofar as the same may appear to be ambiguous  or  inconsistent  with  any  other  provisions  hereof,  and any such construction  hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

     Section 11.4.  Applicable Law, Forum  Selection,  and Jury Waiver.  (a) The
Trust set forth in this instrument is created under and is to be governed by and construed  and  administered  according  to  the  laws  of the  Commonwealth  of
Massachusetts,   without   reference  to  its  conflicts  of  law  rules,  as  a
Massachusetts  business trust, , and without limiting the provisions hereof, the
Trust  specifically  reserves  the  right  to  exercise  any of the  powers  and privileges  afforded  to  business  trusts or actions  that may be engaged in by business  trusts,  and the  absence of a specific  reference  herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     (b)  Notwithstanding  the first sentence of Section 11.4(a)  hereof,  there shall not be applicable  to the Trust,  the Trustees,  or this  Declaration  any
provisions  of  the  laws   (statutory  or  common)  of  the   Commonwealth   of
Massachusetts (other than Chapter 182 of the Massachusetts  General Laws) or any other state  pertaining to trusts,  including by way of illustration and without limitation,  laws that relate to or  regulate:  (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;  (ii)  affirmative  requirements to post bonds for trustees,  officers, agents,  or employees of a trust;  (iii) the  necessity for obtaining a court or other governmental approval concerning the acquisition,  holding, or disposition of real or personal  property;  (iv) fees or other sums  applicable to trustees, officers,  agents or employees of a trust;  (v) the  allocation  of receipts and expenditures  to income or principal;  (vi)  restrictions  or limitations on the
permissible   nature,   amount,   or  concentration  of  trust   investments  or
requirements  relating to the  titling,  storage,  or other manner of holding of trust  assets;  or (vii) the  establishment  of fiduciary or other  standards or responsibilities  or  limitations  on the  acts  or  powers  or  liabilities  or authorities  and  powers of  trustees,  if such laws are  inconsistent  with the authorities  and powers or  limitation on liability of the Trustees set forth or referenced in this Declaration.

     (c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended,  the
Securities  Exchange  Act of 1934,  as amended or the 1940 Act,  or of any valid rule, regulation or order of the Commission thereunder.

     (d) Any  action  commenced  by a  Shareholder,  directly  or  derivatively, against the Trust or a Class thereof, its Trustees or officers, shall be brought only in the U.S.  District  Court for the Southern  District of New York,  or if
such action may not be brought in that court,  then such action shall be brought in NY state court (the "Chosen  Courts").  The Trust, its Trustees and officers, and its Shareholders (a) waive any objection to venue in either Chosen Court and
(b) waive any objection that either Chosen Court is an inconvenient forum.

     (e) In any action commenced by a Shareholder against the Trust or any Class thereof,  its Trustees or officers,  or as a derivative  action on behalf of the
Trust,  or any Class thereof there shall be no right to a jury trial.  THE RIGHT
TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

     Section  11.5.  Provisions  in Conflict  with Law or  Regulations.  (a) The provisions  of  this  Declaration  are  severable,  and  if the  Trustees  shall determine,  with the advice of counsel, that any such provision,  in whole or in part,  is in  conflict  with the 1940  Act,  the  regulated  investment  company provisions of the Code, and the regulations thereunder, or with other applicable laws and  regulations,  the conflicting  provision,  or the conflicting  part or parts  thereof,  shall be deemed not to  constitute a part of this  Declaration;
provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If  any  provision  of  this  Declaration  shall  be  held  invalid  or unenforceable,  in whole or in part,  in any  jurisdiction,  such  invalidity or unenforceability  shall  attach  only to such  provision,  or such part or parts thereof,  in such jurisdiction and shall not in any manner affect such provision in any other  jurisdiction  or any other  provision of this  Declaration  in any jurisdiction.

     Section 11.6. Writings.  To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

     (a) any  requirements in this Declaration or in the By-Laws that any action be taken by means of any writing,  including,  without  limitation,  any written instrument,  any written consent or any written agreement, shall be deemed to be satisfied by means of any  electronic  record in such form that is acceptable to the Trustees  provided  such form is capable of  conversion  into a written form within a reasonable time; and

     (b) any requirements in this Declaration or in the By-Laws that any writing be signed shall be deemed to be satisfied  by any  electronic  signature in such form that is acceptable to the Trustees.

     IN WITNESS WHEREOF, the undersigned,  being the Trustees of the Trust, have executed this instrument as of the date first written above.

   /s/ Phillip S. Gillespie                                  /s/ Taylor V. Edwards
   Phillip S. Gillespie                                      Taylor V. Edwards

   --------------------------------------------------
   /s/ Nancy S. Vann
   Nancy S. Vann

                                                    SCHEDULE A
                                                      Classes
                                          (Effective as of June 5, 2006)

Class A
Class B
Class C
Class N
Class Y